Exhibit 23(c)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Microtek Medical, Inc.



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Isolyser Company, Inc. pertaining to the Isolyser Company, Inc. Nonqualified Stock Options of our report dated March 27, 1998 with respect to the consolidated statements of earnings, stockholders' equity and cash flow of Microtek Medical, Inc. and subsidiaries for the year ended November 30, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of Isolyser Company, Inc.


                                             /s/KPMG PEAT MARWICK LLP

                                             KPMG PEAT MARWICK LLP


Jackson, Mississippi
December 28, 1998